EXHIBIT 10.4

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of June 30, 2023 (the “Effective Date”) by and between Horizon Technology Finance Management LLC, a Limited Liability Company organized under the laws of Delaware (the “Licensor”), and Horizon Technology Finance Corporation, a Corporation organized under the laws of Delaware (the “Company”) (each a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, Licensor is the owner of the service mark HORIZON TECHNOLOGY FINANCE and associated U.S. Registration No. 3217979 (the “Licensed Mark”) in the United States of America (the “Territory”);

WHEREAS, the Company is a closed-end management investment fund that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Management Agreement executed by and between the Company and Licensor on the Effective Date (the “Advisory Agreement”), the Company will engage the Advisor (as defined in the Advisory Agreement to act as the investment adviser to the Company; and WHEREAS, the Company desires to use the Licensed Mark in connection with the operation of its business, and the Licensor is willing to permit the Company to use the Licensed Mark, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
LICENSE GRANT

1.1    License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Company, and the Company hereby accepts from Licensor, a personal, non‐exclusive, royalty-free right and license to use the Licensed Mark solely and exclusively as an element of the Company’s own company name and in connection with the conduct of its business. Except as provided above, neither the Company nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use the Licensed Mark or any derivative thereof without the prior express written consent of the Licensor in its sole and absolute discretion. All rights not expressly granted to the Company hereunder shall remain the exclusive property of Licensor.

1.2    Licensor’s Use. Nothing in this Agreement shall preclude Licensor, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Licensed Mark whether or not such entity directly or indirectly competes or conflicts with the Company’s business in any manner.

ARTICLE 2
OWNERSHIP

2.1    Ownership. The Company acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title, and interest shall remain with the Licensor. The Company shall not contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Mark.

2.2    Goodwill. All goodwill and reputation generated by Company’s use of the Licensed Mark shall inure to the benefit of Licensor. The Company shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on Licensor or its business or reputation. Except as expressly provided herein, neither Party may use any trademark or service mark of the other Party without that Party’s prior written consent, which consent shall be given in that Party’s sole discretion.

ARTICLE 3
COMPLIANCE

3.1    Quality Control. In order to preserve the inherent value of the Licensed Mark, the Company agrees to use reasonable efforts to ensure that it maintains the quality of the Company’s business and the operation thereof equal to the standards prevailing in the operation of the Licensor’s and the Company’s business as of the date of this Agreement. The Company further agrees to use the Licensed Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to the Company from time to time in writing, or as may be agreed to by Licensor and the Company from time to time in writing.

3.2    Compliance with Laws. The Company agrees that the business operated by it in connection with the Licensed Mark shall comply with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the business.

3.3    Notification of Infringement. Each Party shall immediately notify the other Party and provide to the other Party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Licensed Mark, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1      Mutual Representations. Each Party hereby represents and warrants to the other Party as follows:

(a)    Due Authorization. Such Party is duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary action on the part of such Party.

(b)    Due Execution. This Agreement has been duly executed and delivered by such Party and, with due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(c)    No Conflict. Such Party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such Party; (ii) conflict with or violate any law or governmental order applicable to such Party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a Party.

ARTICLE 5
TERM AND TERMINATION

5.1    Term. This Agreement shall expire upon expiration or termination of the Advisory Agreement.

5.2    Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Company under this Agreement with respect to the Licensed Mark shall cease, and the Company shall immediately discontinue use of the Licensed Mark.

ARTICLE 6
MISCELLANEOUS

6.1    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party. No assignment by either Party permitted hereunder shall relieve the applicable Party of its obligations under this Agreement. Any assignment by either Party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning Party’s rights and obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Company under this Agreement shall be deemed to be assigned to a newly-formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly-formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another form of entity.

6.2    Independent Contractor. Neither Party shall have, or shall represent that it has, any power, right or authority to bind the other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.

6.3    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

If to the Licensor:

Horizon Technology Finance Management LLC
312 Farmington Avenue
Farmington, Connecticut 06032
Tel. No.: (860) 676-8654
Fax No.: (860) 676-8655
Attn: Robert D. Pomeroy; John C. Bombara

If to the Company:

Horizon Technology Finance Corporation
312 Farmington Avenue
Farmington, Connecticut 06032
Tel. No.: (860) 676-8654
Fax No.: (860) 676-8655
Attn: Robert D. Pomeroy; John C. Bombara

6.4    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Assignment Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof. The Parties hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or if such court declines to accept jurisdiction over a particular matter, any state or federal court within the state of Delaware), and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any action. In furtherance of the foregoing, each of the Parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any action arising out of this Trademark Assignment other than in any such court and (iii) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law.

6.5    Amendment. This Agreement may not be amended, supplemented, or modified except by an instrument in writing signed by all Parties hereto.

6.6    No Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. No waiver of any of the provisions hereof shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.7    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8    Headings. The titles and headings herein are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

6.9    Counterparts. This Agreement may be executed by one or more of the Parties on any number of separate counterparts (including by telecopy, facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The effectiveness of this Assignment Agreement, the counterparts hereof and the signatures hereto shall have the same force and effect as manually signed originals and shall be binding on all Parties hereto.

6.10    Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to such subject matter.

6.11    Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

HORIZON TECHNOLOGY
FINANCE MANAGEMENT LLC,

By: /s/ Robert D. Pomeroy, Jr.
      Name: Robert D. Pomeroy, Jr.
      Title: Chief Executive Officer

HORIZON TECHNOLOGY
FINANCE CORPORATION,

By: /s/ Robert D. Pomeroy, Jr.
      Name: Robert D. Pomeroy, Jr.
      Title: Chief Executive Officer

[Signature Page to Trademark License Agreement]